UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 20, 2006
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into Material Definitive Agreement

On April 20, 2006, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with Targent Inc. (“Targent”), which requires the Company to file a shelf registration statement covering the resale of one-third of all shares common stock of the Company (the “Registrable Shares”) issued to Targent pursuant to an asset purchase agreement (the “Purchase Agreement”), by and among the Company, Targent and certain stockholders of Targent (the “Stockholders”). Other than in respect of the Purchase Agreement and transactions contemplated thereby, there are no material relationships between the Company, on the one hand, and Targent and the Stockholders, on the other hand. Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause to become effective within 120 days after the closing of the Purchase Agreement (the “Effectiveness Date”), a shelf registration statement with respect to the resale of the Registrable Shares. The Company will use its reasonable efforts to keep the shelf registration statement effective until the earlier of (i) the date when all Registrable Securities covered by such registration statement have been sold or (ii) as to any particular holder of Registrable Securities, the date on which all such holder's Registrable Securities may be sold without any restriction pursuant to Rule 144(k). The Company shall continue to use its commercially reasonable efforts after the Effectiveness Date to cause a registration statement to become effective if it fails to comply with its obligations to register the Registrable Securities. The holders will, however, have piggy-back registration rights registration rights with respect to all shares of common stock of the Company issued pursuant to the Purchase Agreement.

On April 20, 2006, pursuant to the Purchase Agreement, the Company assumed a license agreement (the “License Agreement”) between Targent and Merck Eprova AG, a Swiss corporation (“Eprova”), whereby the Company acquired the exclusive license to certain patents and know-how to make, have made, use, sell levofolinic acid (“LFA”) in the field of oncology in North America. The Company received the right to sublicense the license it received under the License Agreement to co-promote and sell LFA.  In addition, the Company received a license to a trademark to use in connection with the promotion and sale of LFA.  Also, the Company has the right of first opportunity to negotiate an exclusive license to manufacture, have manufactured, use and sell LFA products outside the field of oncology in North America. Under the terms of the Agreement, Eprova is eligible to receive payments upon achievement of certain regulatory milestones, in addition to royalties on potential net sales, if any, including minimum royalties after the commercial launch of LFA. The License Agreement shall terminate upon the earlier of the tenth anniversary of the effective date, December 4, 2003, of the License Agreement or the expiration of the last of the patents licensed thereunder.  The License Agreement requires the parties to negotiate in good faith a supply agreement for calcium levofolinate, the active pharmaceutical ingredient in LFA.

Item 2.01   Completion of Acquisition or Disposition of Assets

On April 20, 2006, the Company completed the acquisition of all of the oncology drug product assets of Targent. The acquisition was completed pursuant to the Purchase Agreement. Other than in respect of the Purchase Agreement and transactions contemplated thereby, there are no material relationships between the Company, on the one hand, and Targent and the Stockholders, on the other hand. In exchange for the acquired assets of Targent, the Company has agreed to issue to Targent, or its stockholders, an aggregate amount of 600,000 shares of the Company’s common stock at closing, as defined in the Purchase Agreement. Only 1/3rd (200,000) of these shares will be registered for resale.  The remaining 2/3rd (400,000) shares will not be registered and therefore will be subject to restrictions on resale under rule 144 of the Securities Act of 1933. In addition, Targent is eligible to receive payments, in the form of the Company’s common stock and/or cash, upon achievement of certain regulatory and sales milestones, if any. At the option of the Company, any amounts due in cash under the Purchase Agreement may be paid by issuing shares of the Company’s common stock having a value, determined as provided in the Purchase Agreement, equal to the cash payment amount.

The foregoing description of the transactions described in this Item 2.01 is qualified in its entirety by reference to the press release attached as Exhibit 99.1 hereto, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

                (d)           Exhibits

Exhibits:	Description of Document
99.1	Press Release dated April 21, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2006

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Shyam Kumaria
Name:	Shyam Kumaria
Title:	V.P. Finance

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated April 21, 2006.